Calculation of Filing Fee Tables
S-1
Artificial Intelligence Technology Solutions Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common, par value $0.00001 per share	Other	100,000,000	$ 0.30	$ 30,000,000.00	0.0001381	$ 4,143.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,000,000.00		$ 4,143.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,143.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Artificial Intelligence Technology Solutions Inc.	S-1	333-288019	06/13/2025		$ 4,143.00	Equity	Common, par value $0.00001 per share		$ 4,143.00
Fee Offset Sources		Artificial Intelligence Technology Solutions Inc.	S-1	333-288019		06/13/2025						$ 4,593.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant is offsetting the registration fee required in connection with this Registration Statement by $4,143. This amount represents the unutilized filing fee paid with respect to $30,000,000 of unsold securities previously registered on Form S-1, File No. 333-288019, initially filed on June 13, 2025 (the "Prior Registration Statement"). The Registrant confirms that the offering under the Prior Registration Statement has been withdrawn and the securities remain unsold. Accordingly, the Net Fee Due with this amendment is $0.00.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date